UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2008

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 30, 2008, we received comments from the Staff of the Securities and Exchange Commission (the “SEC”) with respect to our Annual Report on Form 10-K for the year ended December 31, 2007 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008. The Staff comments inquired about certain of our disclosures and solicited supplemental information. We submitted our responses to the Staff’s comments on June 13, 2008. We believe that the disclosures and financial statements in these filings comply in all material respects with applicable SEC regulations and that our financial statements were prepared in accordance with generally accepted accounting principles. The ultimate resolution of the Staff’s comments, however, could require an amendment to the filings under review or a change in our disclosures in future filings. A copy of our response to the Staff of the SEC is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Document Description

99.1	Letter from Chesapeake Energy Corporation dated June 13, 2008 in response to the SEC Staff’s comments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary

Date: July 8, 2008

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Letter from Chesapeake Energy Corporation dated June 13, 2008 in response to the SEC Staff’s comments.

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